Exhibit 21.1
List of any subsidiaries, including the address of each subsidiary’s headquarters:
Opnext, Inc. — HQ
46429 Landing Parkway
Fremont, CA 94538
Subsidiaries:
Opnext Japan, Inc.
216 Totsuka-cho, Totsuka-ku
Yokohama, Japan 244-8567
Opnext Germany GmbH
Werner-Eckert-Str. 2
81829 Munich, Germany
Pine Photonics Communications, Inc.
46429 Landing Parkway
Fremont, CA 94538
Opnext Subsystems, Inc.
151 Albright Way
Los Gatos, CA 95032
StrataLight Communications Canada, Inc.
c/o Opnext Subsystems, Inc.
151 Albright Way
Los Gatos, CA 95032